UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2010

FEDERAL HOME LOAN BANK OF BOSTON

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2010, the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board) elected Emil Ragones to fill the remainder of the term of a vacant independent directorship, which the Bank reported via Current Report on Form 8-K filed with the Securities and Exchange Commission (the Commission) on May 25, 2010. Mr. Ragones’ term will conclude on December 31, 2010.

Mr. Ragones was employed for 39 years at the national accounting firm of Ernst & Young, including 24 years of service as an audit partner. In addition to performing financial statement audits, Mr. Ragones specialized in providing information technology auditing, advisory, and consulting services to clients in a variety of industries, including to financial services clients. Prior to his retirement from Ernst & Young in 2007, Mr. Ragones spent seven years in the firm’s national professional practice. Since 2008, Mr. Ragones has been employed as executive in residence at Accounting Management Solutions, Inc., a company providing accounting and financial management services.

The Board has named Mr. Ragones to serve on the Board’s Audit and Finance Committees.

Mr. Ragones was elected in accordance with the rules governing the election of Federal Home Loan Bank directors to fill vacant directorships specified in the Federal Home Loan Bank Act of 1932 and the related regulations of the Federal Housing Finance Agency.

Mr. Ragones will be compensated in accordance with the Bank’s 2010 Director Compensation Policy, which has been filed as Exhibit 10.7.4 to the Bank’s Annual Report on Form 10-K, which was filed with the Commission on March 22, 2010. Mr. Ragones is also entitled to participate in the Bank’s nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of compensation. Mr. Ragones will also be reimbursed for reasonable travel, subsistence, and other related expenses incurred in connection with his duties a Bank director.

Neither Mr. Ragones nor any member of his immediate family has or has had any interest in any transaction or proposed transaction that requires disclosure under applicable rules and regulations.

There is no arrangement or understanding between Mr. Ragones and any other person pursuant to which Mr. Ragones was elected director.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: September 24, 2010	By:	/s/ Frank Nitkiewicz

Frank Nitkiewicz Executive Vice President and Chief Financial Officer

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